EXHIBIT 99.1

For Immediate Release –

Contact:
Jay Schecter
212-346-7960
jschecter@crsco.com

Corporate Resource Services Completes
Acquisition of
TS Staffing Services, Inc.

NEW YORK (November 29, 2011) Corporate Resource Services, Inc. (OTCBB: CRRS), a national provider of temporary and permanent staffing services (the "Company"), announced that on November 21, 2011 it acquired, through a share exchange, TS Staffing Services. Inc (“TS Staffing”) from Robert Cassera, who is an affiliate of Tri-State Employment Services, Inc. TS Staffing., formerly known as TS Staffing Corp., provides temporary and permanent employment staffing services and related support services principally to clients in light industrial businesses. The purchase price for TS Staffing’s operating business was $30 million, which was paid through the issuance and commitment to issue an aggregate of 34,839,159 shares of the Company's common stock.

TS Staffing had sales of approximately $94 million for the six-month period ended June 30, 2011, and has approximately 20 offices throughout the United States.

Mr. Cassera, who was named Chairman of the Board of TS Staffing, stated that "This acquisition provides a great opportunity for CRS's continued growth as we expect it to increase our revenues by approximately 50% as well as improve our overall profitability. We are all excited about this acquisition, especially for its ability to introduce CRS to new markets while maintaining CRS’s quality service to its customers.  We look forward to this acquisition "

The transaction was reviewed and approved by an independent Special Committee of the Company’s board of directors. The Special Committee received a fairness opinion from the BVA Group LLC, which indicated that the purchase price paid by the Company for TS Staffing, as well as the price per share of the Company's common stock used to determine the number of shares to be issued, was fair from a financial point of view to all stockholders of the Company.

About Corporate Resource Services

Through its six wholly-owned subsidiaries, Accountabilities, Corporate Resource Development, Insurance Overload Services, Diamond Staffing Services, Inc., Integrated Consulting Group and TS Staffing Services, Inc.  Corporate Resource Services is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support. The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies. The Company conducts all of its business in the United States through the operation of over approximately 150 staffing and recruiting offices.

Safe Harbor Disclaimer: This press release contains "forward-looking statements." These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could" "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, our ability, to satisfy our working capital requirements; our ability to identify suitable acquisition candidates or investment opportunities; our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions; successor liabilities that we may be subject to as a result of acquisitions; material employment related claims and costs as a result of the nature of our business; our ability to retain key management personnel; the financial difficulty of our clients, which may result in nonpayment of amounts owed to us; significant economic downturns resulting in reduced demand for our services; our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients and other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2011, and our other reports filed with the Securities and Exchange Commission, or SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by law; we undertake no obligation to update the forward-looking statements.

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